                                                                    EXHIBIT 23.1
                                                                    ------------


                      CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Scopus Technology, Inc. and Subsidiaries as of March 31, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1997.


/s/ Coopers & Lybrand L.L.P.

San Francisco, California
August 14, 1997